Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of August 1, 2006 (as amended, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of WILMINGTON TRUST COMPANY, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Collateral Agreement referred to below).

WHEREAS, pursuant to the terms, conditions and provisions of (a) the Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among Verso Paper Holdings LLC, Verso Paper Inc. (together with Verso Paper Holdings LLC, the “Issuers”), the other Grantors and Wilmington Trust Company, as Trustee (the “Trustee”), and (b) the Purchase Agreement dated as of July 26, 2006 (the “Purchase Agreement”), among the Issuers, the other Grantors and Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., each acting on behalf of itself and as a Representative of the several Initial Purchasers (the “Initial Purchasers”), the Issuers are issuing $250,000,000 aggregate principal amount of Second Priority Senior Secured Floating Rate Notes Due 2014 (the “Floating Rate Notes”) and $350,000,000 aggregate principal amount of 9 1/8% Second Priority Senior Secured Notes Due 2014 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”), which will be guaranteed on a senior secured basis by each of the Grantors other than the Issuers;

WHEREAS, pursuant to the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, as Borrower, certain lenders, Credit Suisse, Cayman Islands Branch, as administrative agent (the “First Lien Administrative Agent”), and the other agents party thereto, Verso Paper Finance Holdings LLC and the Grantors have granted to the Intercreditor Agent (as defined in the Intercreditor Agreement referred to below) a first-priority lien and security interest in the Collateral (as defined in the Collateral Agreement referred to below);

WHEREAS, the Issuers, the other Grantors, the Collateral Agent and the Intercreditor Agent have entered into an Intercreditor Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), pursuant to which the lien upon and security interest in the Collateral are and shall be subordinated in all respects to the lien upon and security interest in the Collateral granted pursuant to, and subject to the terms and conditions of, the Senior Lender Documents (as defined in the Intercreditor Agreement);

WHEREAS, it is a condition precedent to the obligation of the Initial Purchasers to purchase the Notes that the Grantors shall have executed and delivered that certain Collateral Agreement, dated as of August 1, 2006, in favor of the Collateral Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Collateral Agreement”). Capitalized terms used and not defined herein have the meanings given such terms in the Collateral Agreement.

Signature page to Second Lien IP Security Agreement

WHEREAS, under the terms of the Collateral Agreement, the Grantors have granted a security interest in certain Collateral, including, without limitation, certain Intellectual Property of the Grantors to the Collateral Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

SECTION 1. Grant of Security.

Each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to any and all of the following now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (the “Intellectual Property Collateral”), as security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of such Grantor’s Obligations:

(a) (i) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule 1, (ii) all goodwill associated therewith or symbolized thereby, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof (collectively, the “Trademarks”);

(b) (i) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule 2, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule 2, (ii) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof (collectively, the “Patents”); and

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(c) (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule 3, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof (collectively, the “Copyrights”).

SECTION 2. Recordation.

Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.

SECTION 3. Execution in Counterparts.

This Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4. Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECTION 5. Conflict Provision.

This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Collateral Agreement and the Indenture. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Collateral Agreement and the Indenture, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Collateral Agreement or the Indenture, the provisions of the Collateral Agreement or the Indenture shall govern.

SECTION 6. Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Intellectual Property Security Agreement are expressly subject and subordinate to the liens and security interests granted to (a) the First Lien Administrative Agent pursuant to the Credit Agreement, or (b) any agent or trustee for any other Senior Lenders (as defined in the Intercreditor Agreement) and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

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IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

VERSO PAPER HOLDINGS LLC VERSO PAPER INC. CMP HOLDINGS LLC CMP ANDROSCOGGIN LLC CMP BUCKSPORT LLC CMP QUINNESEC LLC CMP SARTELL LLC NEXTIER SOLUTIONS CORPORATION

By:
Name: Title:

Signature page to Second Lien IP Security Agreement

Schedule 1

to Intellectual Property

Security Agreement

Trademarks

Schedule 2

to Intellectual Property

Security Agreement

Patents

Schedule 3

to Intellectual Property

Security Agreement

Copyrights